UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2012 (October 31, 2012)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado, 80264-2701 Telephone: 303.839.5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2012, our Board of Directors approved the cash buyout of 200,000 vested stock options owned by our CEO, Victor P. Stabio.  The options were set to expire on April 15, 2015.  The Board set a buyout price of $9.50 per option, less the exercise price of $2.30 per option.  Accordingly, Mr. Stabio received a payment of $1,440,000 for his options.

Considering this transaction, the Company no longer has any outstanding stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	HALLADOR ENERGY COMPANY By:/S/W. ANDERSON BISHOP W. Anderson Bishop, CFO